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                                                                   EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of World Access, Inc. and subsidiaries for the registration of $300 million of 13.25% Senior Notes due 2008 and $15 million of common stock and to the incorporation by reference therein of our report dated June 5, 1998, with respect to the combined financial statements of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) and Cherry Communications U.K. Limited for the year ended December 31, 1997 included in WA Telecom Current Report on Form 8-K dated July 27, 1998, as amended by Amendment No. 1 on Form 8-K/A dated September 4, 1998, as amended by Amendment No. 2 on Form 8-K/A dated September 25, 1998.


                                          /s/ Ernst & Young LLP

Atlanta, Georgia
November 2, 1999